Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-147024 and No. 333-194338) and Form S-8 (No. 333-148085, No. 333-148754 and No. 333-154795) of XTL Biopharmaceuticals Ltd. of our report dated March 30, 2017 relating to the financial statements, which appears in this Form 20-F.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
March 30, 2017
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited